EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2003, except for Note 1 as to which the date is June 23, 2003, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-110122) and related Prospectus of LBI Media Holdings, Inc. dated December 2, 2003.

Los Angeles, California

December 1, 2003